Exhibit 5.2

Pernix Therapeutics Holdings, Inc.
33219 Forest West Street
Magnolia, Texas 77354

Ladies and Gentlemen:

May 31, 2011

We have examined the Registration Statement on Form S-3 (the “Registration Statement”), of Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on May 27, 2011, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of the following securities (the “Securities”): (i) debt securities (the “Debt Securities”); (ii) shares of common stock, par value $0.01 per share (the “Common Stock”); (iii) one or more series of shares of preferred stock, par value $0.01 per share (the “Preferred Stock”); (iv) warrants to purchase other securities (the “Warrants”); and (v) units (the “Units”) consisting of Common Stock, Preferred Stock, Debt Securities and/or Warrants for the purchase of Common Stock, Preferred Stock and/or Debt Securities in any combination. In addition, the Registration Statement relates to the resale by the selling security holders named therein of up to 2,000,000 shares of Common Stock.

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the articles of incorporation and bylaws, each as amended to date, of the Company; (ii) the form of Indenture filed as Exhibit 4.3 to the Registration Statement to be executed by the Company, as issuer, and the trustee thereunder (the “Senior Indenture”); (iii) the form of Indenture filed as Exhibit 4.4 to the Registration Statement to be executed by the Company, as issuer, and the trustee thereunder (the “Subordinated Indenture”); (iv) the Registration Statement and all exhibits thereto; (v) corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed; and (vi) such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of the originals of the documents submitted to us, the conformity to authentic originals of any documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

In connection with this opinion, we have assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of incorporation, (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus supplement will have been prepared and filed with the Commission properly describing the Securities offered thereby and will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) any applicable indenture and indenture supplement entered into in connection with the issuance of Debt Securities will comply with applicable law and be enforceable in all respects in accordance with its terms; and (viii) in connection with the sale of Warrants, any required warrant agreement (a “Warrant Agreement”) will have been executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

1.
With respect to senior Debt Securities to be issued under the Senior Indenture and any supplement to such Senior Indenture entered into in the future (collectively, the “Senior Debt Indenture”), when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Company, and the trustee thereunder, (ii) the trustee under the Senior Debt Indenture is qualified to act as trustee under the Senior Debt Indenture, (iii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iv) the Company’s board of directors has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (v) such Debt Securities have been duly established, executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company’s board of directors and upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company’s board of directors and for the consideration approved by the Company’s board, all in accordance with the Registration Statement and any applicable prospectus supplement, such Debt Securities will constitute legal, valid and binding obligations of the Company.

2.
With respect to subordinated Debt Securities to be issued under the Subordinated Indenture and any supplement to such Subordinated Indenture entered into in the future (collectively, the “Subordinated Debt Indenture”), when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (ii) the trustee under the Subordinated Debt Indenture is qualified to act as trustee under the Subordinated Debt Indenture, (iii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iv) the Company’s board of directors has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (v) such Debt Securities have been duly established, executed, authenticated, issued and delivered in accordance with both the provisions of the Subordinated Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company’s board of directors and upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company’s board and for the consideration approved by the Company’s board of directors, all in accordance with the Registration Statement and any applicable prospectus supplement, such Debt Securities will constitute legal, valid and binding obligations of the Company.

3.
With respect to Warrants, when (i) the Company’s board of directors has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the other parties thereto (if any), (iii) neither the Warrants nor any Warrant Agreement includes any provision that is unenforceable, and (iv) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company’s board of directors and upon payment of the consideration therefor provided for therein (which shall not be less than the par value of any Common Stock or Preferred Stock underlying such Warrants), all in accordance with the Registration Statement and any prospectus supplement, the Warrants will constitute valid and legally binding obligations of the Company.

The opinions expressed herein are limited to the Federal laws of the United States of America, and to the extent relevant to the opinions expressed herein the laws of the States of Maryland and New York (the “Opined on Law”). We have relied as to matters of Maryland law on the opinion of McGuireWoods LLP as of even date herewith and to be filed as Exhibit 5.1 to the Registration Statement.  We do not express any opinion with respect to the laws of any jurisdiction other than the Opined on Law or as to the effect of any such laws on the opinions herein stated.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the prospectuses forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

By:	/s/ Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.
Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.

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